Exhibit 99.3

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the asset purchase agreement with Novartis AG and Novartis Pharma AG (collectively, ‘Novartis’ and together with the company, the “Parties”), pursuant to which the Company acquired from Novartis the Canadian rights to manufacture, market, promote, distribute and sell Fiorinal®, Fiorinal® C, Visken® and Viskazide® (the “Novartis Products”),  along with the related financing to complete the acquisition.  The Company acquired the Novartis Products on October 2, 2014.

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of the Novartis Products under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations, which we refer to as ASC 805, with Tribute treated as the accounting acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to acquisition and related financing, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of Tribute and Novartis Products as of September 30, 2014, and has been prepared to reflect the effects of the acquisition and related financing as if it occurred on September 30, 2014. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 combines the historical results of operations of Tribute and the Novartis Products, giving effect to the acquisition and related financing as if it occurred on January 1, 2013.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the merger agreement, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Tribute expects to incur in connection with the merger agreement, including, but not limited to, costs in connection with integrating the operations of the Novartis Products.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the acquisition and related financing been completed on the assumed date or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, Tribute adjusted the Novartis products assets and liabilities, to their estimated fair values.  As part of the asset purchase agreement, the only asset or liability transferred was the underlying product related intangible assets that were fully amortized.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;
●
Tribute’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2013 and  Tribute’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014; and

●	The Novartis Products audited statements of revenue and related expenses along with the related notes thereto furnished on this Form 8-K/A by Tribute on October 29, 2015.

Tribute Pharmaceuticals
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2014

	Historical Tribute	Historical Novartis Products	Historical Novartis Products	Pro Forma Adjustments		Pro Forma Tribute

				(Note 4)
	($ CAD)	( $USD)	( $CAD)	($ CAD)		($ CAD)
ASSETS
Current
Cash and cash equivalents	$28,725,849	$-	$-	$(25,596,007)[a]		$3,129,842
Accounts receivable, net of allowance of	1,922,835	-	-	-		1,922,835
Inventories	857,206	-	-	-		857,206
Taxes recoverable	47,481	-	-	-		47,481
Loan receivable	15,814	-	-	-		15,814
Prepaid expenses and other receivables	232,461	-	-	-		232,461
Current portion of debt issuance costs, net	121,992	-	-	97,686	[b]	219,678
Other current asset	13,158	-	-	-		13,158
Total current assets	31,936,796	-	-	(25,498,321)		6,438,475
Property, plant and equipment, net	1,026,008	-	-	-		1,026,008
Intangible assets, net	9,378,881	-	-	32,000,000	[c]	41,378,881
Goodwill	3,599,077	-	-	-		3,599,077
Debt issuance costs, net	286,925	-	-	-		286,925
Total assets	$46,227,687	$-	$-	6,501,679		$52,729,366
LIABILITIES
Current
Accounts payable and accrued liabilities	3,340,542	-	-	-		3,340,542
Current portion of long term debt	737,263	-	-	-		737,263
Warrant liability	3,250,811	-	-	303,341	[d]	3,554,152
Other current liability	-	-	-	-		-
Total current liabilities	7,328,616	-	-	303,341		7,631,957
Long term debt	7,645,299	-	-	6,315,859	[e]	13,961,158
Total liabilities	14,973,915	-	-	6,619,200		21,593,115
SHAREHOLDERS' EQUITY
Capital Stock
AUTHORIZED
Common shares	41,189,440	-	-	-		41,189,440
Additional paid-in capital options	2,646,881	-	-	-		2,646,881
Warrants	6,347,349	-	-	-		6,347,349
Accumulated other comprehensive loss	13,158	-	-	-		13,158
Deficit	(18,943,056)	-	-	(117,521)		(19,060,577)
Total shareholders' equity	31,253,772	-	-	(117,521)		31,136,251
Total liabilities and shareholders' equity	$46,227,687	$-	$-	6,501,679		$52,729,366

Tribute Pharmaceuticals
Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2014

	Historical Tribute	Historical Novartis Products	Historical Novartis Products	Pro Forma	Pro Forma Tribute
				Adjustments
				(Note 4)
	($ CAD)	( $USD)	( $CAD)	($ CAD)	($ CAD)
Revenues	'
Licensed domestic product net sales	$7,121,403	$-	$-	$-	$7,121,403
Other domestic product sales	2,945,936	5,203,253	5,827,643	-	8,773,579
International product sales	1,318,002	-	-	-	1,318,002
Royalty and licensing revenues	18,414	-	-	-	18,414
Total revenues	11,403,755	5,203,253	5,827,643	-	17,231,398
Cost of Sales	'
Licensor sales and distribution fees	4,457,240	-	-	-	4,457,240
Cost of products sold	1,252,370	464,800	520,576	-	1,772,946
Expired products	38,584	-	-	-	38,584
Total Cost of Sales	5,748,194	464,800	520,576	-	6,268,770
Gross profit	5,655,561	4,738,453	5,307,067	-	10,962,628
Expenses	'
Selling, general and administrative	8,161,873	156,098	174,830	-	8,336,703
Amortization of assets	883,649		-	960,000 [g]	1,843,649
Total operating expenses	9,045,522	156,098	174,830	960,000	10,180,352
Loss from operations	(3,389,961)	4,582,355	5,132,238	(960,000)	782,277

Non-operating income (expenses)	'
(Loss) on derivative instrument	(180,913)	-	-	-	(180,913)
Change in warrant liability	(163,184)	-	-	-	(163,184)
Accretion expense	(102,264)	-	-	(74,289)[h]	(176,553)
Interest income	58,088	-	-	-	58,088
Interest expense	(868,911)	-	-	(680,400)[i]	(1,549,311)
Income (loss) before tax	(4,647,145)	4,582,355	5,132,238	(1,714,689)	(1,229,596)
Income tax benefit	-	-	-	325,843 [j]	325,843
Net income (loss) for the period	(4,647,145)	4,582,355	5,132,238	(1,388,846)	(903,753)

Loss Per Share
-Basic	$(0.07)				$(0.01)
-Diluted	$(0.07)				$(0.01)
Weighted Average Number of Common Shares Outstanding
-Basic	64,283,839				64,283,839
-Diluted	64,283,839				64,283,839

Tribute Pharmaceuticals
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2013

	Historical Tribute	Historical Novartis Products	Historical Novartis Products	Pro Forma	Pro Forma Tribute
				Adjustments
				(Note 4)
	($ CAD)	( $USD)	( $CAD)	($ CAD)	($ CAD)
Revenues	'
Licensed domestic product net sales	$8,598,385	$-	$-	$-	$8,598,385
Other domestic product sales	3,366,374	15,783,726	16,730,750	-	20,097,124
International product sales	1,277,678	-	-	-	1,277,678
Royalty and licensing revenues	197,924	-	-	-	197,924
Total revenues	13,440,361	15,783,726	16,730,750	-	30,171,111
Cost of Sales	'
Licensor sales and distribution fees	5,844,494	-	-	-	5,844,494
Cost of products sold	1,541,662	1,394,670	1,478,350	-	3,020,012
Expired products	56,935	-	-	-	56,935
Total Cost of Sales	7,443,091	1,394,670	1,478,350	-	8,921,441
Gross profit	5,997,270	14,389,056	15,252,399	-	21,249,669
Expenses	'
Selling, general and administrative	9,830,132	473,512	501,923	-	10,332,055
Amortization of assets	1,245,846	-	-	1,280,000 [g]	2,525,846
Total operating expenses	11,075,978	473,512	501,923	1,280,000	12,857,901
Loss from operations	(5,078,708)	13,915,544	14,750,477	(1,280,000)	8,391,769

Non-operating income (expenses)	'
Change in warrant liability	(399,217)	-	-	-	(399,217)
Accretion expense	(103,775)	-	-	(84,814)[h]	(188,589)
Loss on disposal of intangible asset	(161,200)	-	-	-	(161,200)
Loss on extinguishment of loan	(620,835)	-	-	-	(620,835)
Interest income	3,559	-	-		3,559
Interest expense	(527,079)	-	-	(907,200)[i]	(1,434,279)
Income (loss) before tax	(6,887,255)	13,915,544	14,750,477	(2,272,014)	5,591,208
Deferred income tax recovery	314,900	-	-	(314,900)[j]	-
Income tax expense	-	-	-	(1,481,670)[j]	(1,481,670)
Net income (loss) for the period	(6,572,355)	13,915,544	14,750,477	(4,068,584)	4,109,538

Loss Per Share
-Basic	$(0.13)				$0.08
-Diluted	$(0.13)				$0.06
Weighted Average Number of Common Shares Outstanding
-Basic	49,169,414				49,169,414
-Diluted	49,169,414				66,661,614

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF TRANSACTIONS

On October 2, 2014, Tribute Pharmaceuticals (the “Company” or “we”) consummated an agreement to acquire the Canadian rights to manufacture, market, promote, distribute and sell the following product lines Fiorinal®, Fiorinal® C, Visken® and Viskazide® for the relief of pain from headache and for the treatment of cardiovascular conditions (the “Novartis Products”) from Novartis AG and Novartis Pharma AG (collectively the “Seller” or “Novartis”) for a purchase price of $32,000,000 (the “Transaction”).  The Acquired Business include certain intellectual property, marketing authorizations and related data, medical, commercial and technical information, and the partial assignment of certain manufacturing and supply agreements and tenders with third parties .  The Company did not acquire any employees, business pipeline, information technology systems, inventory nor any other tangible assets.

In connection with the acquisition of the Novartis Products, and pursuant to the terms of the Asset Purchase Agreement, the Company concurrently entered into a license agreement with Novartis AG, Novartis Pharma AG and Novartis Pharmaceuticals Canada Inc. (the “License Agreement”, and, together with the Asset Purchase Agreement, the “Agreements”). Pursuant to the terms of the License Agreement, the Novartis entities agreed to license to the Company certain assets relating to the Novartis Products, including certain intellectual property, marketing authorizations and related data, and medical, commercial and technical information (the “Licensed Assets”). The Company concurrently entered into a supply agreement with Novartis Pharma AG (the “Supply Agreement”), pursuant to which Novartis Pharma AG agreed to supply the Company with the requirements of Novartis Products for sale for a transition period until the Company is able to transfer the marketing authorizations to the Company.  For purposes of these unaudited pro forma condensed combined financial information, we have not reflected the impact of the License Agreement or Supply Agreement.

In connection with the acquisition the Company increased its existing debt facility with SWK by up to US$9.0 million, US$6.0 million of which was drawn upon in connection with the acquisition of the Novartis Products. The additional advances by SWK will be governed by the terms of the credit agreement entered into between the Company and SWK in August 2013 with certain revisions thereto as set forth in the Form 8-K filed with U.S. and Canadian securities regulatory authorities. In connection with the funding of the first tranche SWK was issued an aggregate of 740,000 common share purchase warrants with each such warrant entitling the holder thereof to acquire, at any time before October 1, 2019, one common share of Tribute at a price of US$0.70 per share. The warrants and common shares issuable on exercise of the warrants will be subject to a hold period expiring on February 2, 2015, pursuant to Canadian securities laws.

On July 15, 2014, the Company also completed a public offering in which 42,895,000 units ("Units") were issued at a price of $0.70 per Unit for gross proceeds of $30,026,500, which was used to fund the acquisition. Each Unit consisted of one common share of the Company’s stock and one-half of one common share purchase warrant. Each whole warrant entitles the holder to acquire one common share of the Company at a price per share of $0.90 at any time on or before July 15, 2016. As part of the public offering, the Company issued 21,447,500 common share purchase warrants to the purchasers. In connection with the public offering, the Company paid cash commissions to the syndicate of underwriters of $2,251,988 and issued an aggregate of 3,217,125 non-transferable broker warrants valued at $1,177,468.   Each broker warrant entitles the holder to purchase one Unit at an exercise price of $0.70 at any time on or before July 15, 2016. Total other issuance costs associated with the public offering were $403,636.  No pro forma adjustment was made for the offering as its effects are already reflected in Tribute’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014

2.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the acquisition and related financing and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition and related financing had occurred on September 30, 2014; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine month period ended September 30, 2014 is presented as if the acquisition and related financing had occurred on January 1, 2013.

The historical results of Tribute and the Novartis Products have been derived from audited financial statements incorporated by reference and included elsewhere in this Form 8-K/A, respectively. The audited statements of revenue and related expenses for the Novartis Products have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”); we did not identify any material differences between the accounting policies used by Novartis Products under IFRS and U.S. GAAP.

In addition, Novartis Products have historically reported its financial statements in its reporting currency, the U.S Dollar (“USD”); in order to present the unaudited pro forma condensed combined financial statements in Canadian dollars (“CAD”), which the Company’s reporting currency, the pro forma financial information for the Novartis Products has been translated to Canadian dollars using the spot rate of $1.12 as of September 30, 2014 for the balance sheet and average rates of $1.06 and $1.12 for the statements of operations for the twelve months ended December 31, 2013 and nine months ended September 30, 2014, respectively.

The acquisition of the Novartis Products has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combination, with Tribute treated as the accounting acquirer. Under the acquisition method, the total estimated purchase price is calculated as described in Note 3.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, Tribute has applied the guidance in ASC 820, Fair Value Measurements and Disclosures, which we refer to as ASC 820, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

3.	CONSIDERATION TRANSFERRED AND FAIR VALUE OF NET ASSETS ACQUIRED

The consideration transferred for the acquisition was $32,000,000.  We determined that the fair value of the net assets acquired relates entirely to the intangible assets for the Fiorinal and Visken product lines.

4.	PRO FORMA ADJUSTMENTS

(a)	Cash and cash equivalents - Adjustment reflects the preliminary net adjustment to cash in connection with the acquisition and related financing:

Cash paid for Novartis products	$(32,000,000)
Transaction costs related to the acquisition	(117,521)
Cash drawings from SWK Loan	6,720,000	(i)
Debt issuance costs	(198,486	)(ii)
Pro Forma Adjustment to cash and cash equivilents	$(25,596,007)

(i)
Relates to the drawing from the SWK debt facility of USD 6.0 million, which has been converted in to Canadian dollars at the spot rate of $1.12 on September 30, 2014, the date on which the loan was drawn, to fund the acquisition.

(ii)	Relates to the issuance costs incurred in connection with the drawing from the SWK debt facility.

(b)	Debt issuance costs – Adjustment related to the debt issuance costs to be capitalized paid in connection with the drawings from the SWK Loan.

(c)	Intangible assets – In conjunction with the transaction, Tribute has reflected the fair value of the acquired identifiable intangible assets as follows:

Intangible Asset	Fair value
Fiorinal® Product Line	$29,814,769
Visken® Product Line	2,185,231
Total Pro forma adjustment	32,000,000

(d)
Warrant liability – Adjustment relates to the fair value of the warrant liability recorded, whereby in connection with the funding of the first tranche, SWK was issued an aggregate of 740,000 common share purchase warrants with each such warrant entitling the holder thereof to acquire, at any time before October 1, 2019, one common share of Tribute at a price of US$0.70 per share.  The warrant has been recorded under liabilities as it is denominated in U.S. Dollars.

(e)	Debt – Adjustment reflects the preliminary net adjustment to debt in connection with the related financing obtained to fund the acquisition:

Cash drawings from SWK Loan	6,720,000	(i)
Warrant liability	(303,341	)(i)
Issuance costs	(100,800	)(ii)
Pro Forma Adjustment to cash and cash equivilents	$6,315,859

(i)
In connection with the acquisition the Company increased its existing debt facility with SWK by up to US$9.0 million, US$6.0 million ($6.7 million converted at a spot rate of $1.12 at September 30, 2014) of which was drawn upon in connection with the acquisition of the Novartis Products.   In connection with this funding, the Company also issued to SWK an aggregate of 740,000 common share purchase warrants, which was fair valued at $0.3 million.

(ii)	Issuance cost recognized in connection with the issuance of the debt.

(f)
Transaction costs – Adjustment relates to the recognition of transaction costs incurred by Tribute.  This amount has been excluded from the unaudited pro forma combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 as it is non-recurring in nature and directly related to the acquisition.

(g)	Amortization – Adjustment reflects the of amortization expenses related to the intangible assets acquired as part of the acquisition.

Intangible Asset	Fair value	Amortization Expense for the year ended December 31, 2013	Amortization Expense for the nine months ended September 30, 2014
Fiorinal® Product Line	$29,814,769	$1,192,591	$894,443
Visken® Product Line	2,185,231	87,409	65,557
Total Pro forma adjustment	32,000,000	1,280,000	960,000

(h)	Accretion expense – Adjustment relates to the amortization of the debt issuance costs incurred related to the drawing on the SWK facility and the issuance of the share purchase warrants.

(i)
Interest expense – Adjustment reflects the interest expense recognized for the $ 6.7 million (USD 6.0 million) that was drawn to fund the acquisition.  The Loan accrues interest at an annual rate of 11.5% plus LIBOR Rate (as defined in the Amended Credit Agreement), with LIBOR Rate being subject to a minimum floor of 2%, such that the minimum interest rate is 13.5%.

A 1/8% increase or decrease in the variable interest rate on the borrowings would increase or decrease the annual interest expense by $1.0 thousand.

(j)
 Income tax expense (benefit) — Adjustment reflects the income tax impacts of the sum of the historical results of Tribute and the Novartis products as well as the pro forma adjustments using the Canadian statutory tax rate of 26.5%.